Exhibit 32.2

Chief Financial Officer’s Certification required under Section 906 of Sarbanes-Oxley Act of 2002

In connection with the annual report of Cadence Bancorporation (the “Company”) on Form 10-K for the period ended December 31, 2020, as filed with the Securities and Exchange Commission (the “Report”), I, Valerie C. Toalson, Chief Financial Officer, certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 1, 2021	/s/ Valerie C. Toalson
Valerie C. Toalson Chief Financial Officer (Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Cadence Bancorporation and will be retained by Cadence Bancorporation and furnished to the Securities and Exchange Commission or its staff upon request.